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Exhibit 5.1

[LETTERHEAD OF ATTRIDE-STIRLING & WOLONIECKI]

March    , 2007

Flagstone Reinsurance Holdings Limited
Crawford House
23 Church Street
Hamilton HM 11
Bermuda

Dear Sirs,

Flagstone Reinsurance Holdings Limited

We have acted as special legal counsel in Bermuda to Flagstone Reinsurance Holdings Limited, a Bermuda exempted company, (the "Company") in connection with a registration statement on form S-1 (Registration No. 333-138182) filed with the U.S. Securities and Exchange Commission (the "Commission") on October 24, 2006 (the "Registration Statement"), relating to the registration under the U.S. Securities Act of 1933 (the "Securities Act"), of 13,000,000 common shares of the Company, par value US$0.01 each (the "Common Shares") and 1,950,000 additional Common Shares, which may be offered pursuant to an over-allotment option granted to the underwriters by the Company (together referred to in this opinion as the "Shares").

Unless otherwise defined, all defined terms used in this opinion shall have the same meaning as respectively ascribed to such terms in the Registration Statement.

  1.
  For the purpose of giving this opinion, we have reviewed the following documents:

  1.1
  a copy of the Registration Statement;

  1.2
  a certified copy of the memorandum of association and the amended bye-laws ("bye-laws") of the Company (together the "Constitutional Documents");

  1.3
  the minutes ("Minutes") of meetings of the board of directors of the Company held on September 11, 2006 and of the resolutions of the shareholders of the Company relating to the transaction contemplated in the Registration Statement; and

  1.4
  certificate of compliance from the Registrar of Companies in Bermuda dated •;

  1.5
  such other documents (and made such enquiries as to questions of Bermuda law) in relation thereto as we have deemed necessary in order to render the opinions given below.

  2.
  We have assumed for the purposes of this opinion:

  2.1
  the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

  2.2
  the accuracy and completeness of all factual representations made in the Registration Statement;

  2.3
  that the resolutions set forth in the Minutes are in full force and effect, have not been rescinded or amended and that there is no matter affecting the authority of the directors to effect entry by the Company into the offering, not disclosed by the Constitutional Documents or the Minutes, which would have any adverse implication in relation to the opinions expressed herein;

    2.4
    that there is no provision of the laws or regulations of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein; and

    2.5
    that upon any issue of any Shares to be sold by the Company the Company will receive consideration of the full issue price of such Shares which shall be equal at least to the par value of such Shares.

  3.
  On the basis of and subject to the foregoing, and further subject to the reservations set out below, we are of the opinion that:

  3.1
  The Company is an exempted company duly incorporated with limited liability and is validly existing in good standing under the laws of Bermuda (meaning solely that the Company has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda); and

  3.2
  When issued and paid for as provided in the Registration Statement, the Shares will be validly issued, fully-paid and non-assessable (meaning that no further sums are required to be paid by the holders of the Shares in connection with the issue of the Shares).

  4.
  We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Company and is not to be relied upon in respect of any other matter.

  5.
  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "It may be difficult to enforce a judgment or effect service of process under Bermuda law on the Company, Flagstone or related persons", "Material Tax Considerations—Taxation of the Company and Subsidiaries—Bermuda", "Material Tax Considerations—Taxation of Shareholders—Bermuda Taxation of Shareholders", "Legal Matters", and "Enforceability of Civil Liabilities under United States Federal Securities Laws and Other Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated under the Securities Act.

Yours faithfully,

ATTRIDE-STIRLING & WOLONIECKI

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  Exhibit 5.1
[LETTERHEAD OF ATTRIDE-STIRLING & WOLONIECKI]